SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

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                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 15, 2003


                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



           Delaware                       1-9494                13-3228013
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
        incorporation)                                    Identification Number)


  727 Fifth Avenue, New York, New York                           10022
(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code:  (212) 755-8000


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Item 5.  Other Events

On May 15, 2003, Registrant issued the following press release announcing an increase in Tiffany's quarterly dividend by 25%.

New York, May 15, 2003 - The Board of Directors of Tiffany & Co. (NYSE-TIF) has declared an increase in Tiffany's quarterly dividend on its Common Stock, increasing the rate by 25% from the current four cents per share to a new rate of five cents per share. The dividend will be paid on July 10, 2003 to stockholders of record on June 20, 2003.

Michael J. Kowalski, chairman and chief executive officer, announced the dividend increase at the Company's Annual Meeting of Stockholders and said, "Our Board of Directors last declared a dividend increase in May 2000. We believe that Tiffany's recent financial performance, favorable outlook and strong balance sheet make it appropriate to reward shareholders with an increase at this time."

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made primarily through company-operated TIFFANY & CO. stores and boutiques in the Americas, Asia-Pacific and Europe. Direct Marketing includes Tiffany's Business Sales division, Internet and catalog sales. Specialty Retail primarily includes the retail sales made in Little Switzerland, Inc. stores and also includes consolidated results from other ventures now or in the future operated under non-TIFFANY & CO. trademarks or trade names. Additional information can be found on Tiffany's Web site, www.tiffany.com, and on its shareholder information line 800-TIF-0110.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           TIFFANY & CO.


                                      BY:  /s/ Patrick B. Dorsey
                                           _____________________________________
                                           Patrick B. Dorsey
                                           Senior Vice President, Secretary and
                                           General Counsel


Date: May 15, 2003








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